                                                               EXHIBIT 10.12


                                  WARRANT AGREEMENT

       THIS WARRANT AGREEMENT (this "Agreement") is dated as of December 28, 1999 and entered into by and between UBIQUITEL HOLDINGS, INC., a Delaware corporation (the "Company") and PARIBAS NORTH AMERICA, INC., a Delaware corporation (the "Purchaser").

                                 W I T N E S S E T H:

       WHEREAS, the Company, Ubiquitel LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("Ubiquitel"), Paribas, as agent, and the other institutions from time to time party thereto are party to a Credit Agreement (as amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refundings thereof, the "Credit Agreement"), dated as of the date hereof, pursuant to which Paribas and such other institutions have agreed to provide certain credit facilities to Ubiquitel on the terms and conditions set forth therein; and

       WHEREAS, as a material inducement to the Banks for entering into the Credit Agreement, the Company has agreed to issue and sell to the Purchaser on the date hereof, common stock purchase warrants (the "Warrants") to purchase 574,402 shares of non-voting Common Stock, which shall represent 2.25% of the fully diluted equity of the Company on the date hereof;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                     SECTION 1.
                                   DEFINED TERMS

       (a) The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

       "1933 Act" shall mean the Securities Act of 1933, as amended.

       "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Additional Shares" shall mean any shares of Common Stock issued after the date hereof except (i) Common Stock issued upon the exercise of any Warrant, (ii) securities issued by the Company on or prior to the Closing Date (and securities issued upon the direct or indirect conversion or exercise of any securities issued by the Company on or prior to the Closing
Date),

(iii) shares of Common Stock (including shares issuable upon the exercise or exchange of warrants or options to acquire shares of Common Stock) issued solely to the Company's (or any of its subsidiaries') employees or directors pursuant to a stock option or ownership plan or program or any stock issuance arrangement adopted by the Company's Board of Directors on or prior to the date hereof up to, and including, five percent (5%) of the Company's total common equity determined on a Fully Diluted Basis as of the date hereof; (iv) Equity Securities issued pursuant to Section 10 of this Agreement and (v) shares to be issued by the Company in connection with its initial public offering.

       "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person and shall include, for purposes of determining whether a Person is an Affiliate of the Company, any Person that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of the capital stock of such Person; PROVIDED, HOWEVER, that for purposes of Section 14(d), none of the "Agent", the "Collateral Agent" or any "Bank" (such terms being used herein as defined in the Credit Agreement) or any Affiliate of such Person, shall be considered an Affiliate of the Company. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

       "Agreement" shall have the meaning provided in the preamble of this Agreement.

       "Applicable Law" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

       "Bank" shall have the meaning provided in the Credit Agreement.

       "BET" shall mean BET Associates, L.P.

       "Business Day" shall mean any day except Saturday, Sunday and any day which in New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

       "Call Effective Date" shall mean the date which is the later of (x) the sixth anniversary of the Closing Date and (y) the later of (i) one year after the Put Effective Date and (ii) the date ten (10) Business Days after the date on which there are no limitations on the Company's obligation to purchase all of the Warrants and/or all of the Warrant Shares (pursuant to a Put Notice) of the type described in Section 11(e).

       "Call Notice" shall have the meaning provided in Section 12(a).

       "Call Option Purchase Price" shall mean, with respect to the right of the Company to purchase any Warrants or Warrant Shares pursuant to any Call Notice delivered under Section 12, one hundred and twenty percent (120%) of the Market Price of a Warrant Share as of the Call Repurchase Date, multiplied by the number of Warrants and/or Warrant Shares subject to the Call Notice, and in the case of Warrants, multiplied by the Warrant Number in effect on the date of delivery of the Call Repurchase Date.

       "Call Repurchase Date" shall have the meaning provided in Section 12(b).

       "Certificate" shall mean the Certificate of Incorporation of the Company, as amended through the date hereof.

       "Change of Control" shall have the meaning provided in the Credit Agreement as in effect on the date hereof.

       "Closing Date" shall mean the initial date of issuance of the Warrants under this Agreement.

       "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

       "Common Stock" shall mean, collectively, the voting common stock of the Company, par value $.001 per share and the non-voting common stock of the Company, par value $.001 per share.

       "Common Stock Per Share Market Value" shall mean the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

       "Company" shall have the meaning provided in the preamble of this Agreement.

       "Co-Sale Agreement" shall mean that certain Co-Sale Agreement, dated as of November 23, 1999, by and among the Company and the shareholders party thereto, as the same may be amended from time to time.

       "Credit Agreement" shall have the meaning provided in the first recital of this Agreement.

       "Equity Securities" shall mean all shares of capital stock of the Company, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

       "Equivalent Nonvoting Security" shall mean, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by

Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause
(b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

       "Exercise Price" shall have the meaning provided in Section 5.

       "Expiration Date" shall have the meaning provided in Section 5.

       "Financing" shall mean the borrowing or money by the Company and/or any of its Subsidiaries (including the refinancing of any existing indebtedness of the Company), the sale or issuance of additional shares of Common Stock by the Company, transfers by the Company from its capital to its surplus accounts, pursuant to which the Company makes available funds in the amount to satisfy in cash all of its obligations under Section 11 hereof.

       "Fully Diluted Basis" shall mean, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to (a) all shares of Common Stock outstanding at the time of determination and (b) without duplication, all shares of Common Stock issuable upon the exercise, exchange or conversion of Equity Securities to purchase or exchangeable or convertible into Common Stock which are outstanding at the time of determination and then so convertible or exchangeable at a conversion or exchange price equal to or less than the Market Price at such time.

       "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

       "Holder" shall mean the Purchaser (so long as it holds any Warrants or Warrant Shares) and any other registered holder of any of the Warrants or Warrant Shares.

       "Independent Financial Expert" shall mean a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (c) that has not been retained during the preceding two years by the Company for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor.

Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

       "Look Back Amount" shall have the meaning provided in Section 12(d).

       "Look Back Event" shall have the meaning provided in Section 12(d).

       "Look Back Holders" shall have the meaning provided in Section 12(d).

       "Market Price" shall mean, with respect to a share of Common Stock on any Business Day:

              (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which "Market Price" is being determined and the nineteen consecutive Business Days prior to such day, PROVIDED that, if Market Price is being determined as of the date of a Qualified Public Offering, Market Price as of such date shall be the offering price for the Common Stock subject to such Qualified Public Offering; or

              (b) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value.

       "Market Value" shall mean the price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest and giving effect to any value attributed to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Company and (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and

(ii) any contractual limitation in respect of the shares of Common
Stock relating to voting rights, shall be deemed to have been eliminated or canceled.

       "NASDAQ" shall mean the National Association of Securities Dealers, Inc., Automated Quotation System.

       "Organizational Documents" shall mean, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, in each case as amended, supplemented or restated.

       "Permitted Transferee" shall mean any Affiliate of any Holder, any officer, director, partner, member or employee of any Holder or any Bank who may become a party to the Credit Agreement from time to time.

       "Person" or "Persons" shall mean any individual, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, trust, or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

       "Preferred Stock Purchase Agreement" shall mean that certain Series A Preferred Stock Purchase Agreement, dated as of November 23, 1999, by and among the Company and the investors named therein.

       "Publicly Traded" shall mean, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

       "Purchaser" shall have the meaning provided in the preamble of this Agreement.

       "Put Effective Date" shall mean the earliest to occur of (x) a Change of Control and (y) the fifth anniversary of the Closing Date.

       "Put Notice" shall have the meaning provided in Section 11(a).

       "Put Option Purchase Price" shall mean, with respect to the exercise of any option to sell any Warrants or Warrant Shares pursuant to any Put Notice delivered under Section 11 hereof by any Holder of Warrants or Warrant Shares, the Market Price (without duplication, plus the value attributed, on a per share basis, to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof determined in accordance with the Valuation Procedure) as of the Put Repurchase Date, multiplied by the number of Warrants and Warrant Shares subject to the Put Notice, and in the case of Warrants subject to such Put Notice, multiplied by the Warrant Number in effect on the date of delivery of the Put Notice.

       "Put Repurchase Date" shall mean, with respect to the exercise of any put option pursuant to Section 11 of this Agreement, a date designated by the Company which is not more than thirty (30) days after the date the Company delivers its notice to the Holder or Holders exercising its or their put rights pursuant to Section 11(c)(i) hereof.

       "Qualified Public Offering" shall mean any widely distributed sale of the Common Stock of the Company to the public pursuant to an offering registered under the 1933 Act pursuant to which the Company realizes gross sale proceeds of at least $30,000,000.

       "Registration Rights Agreement" shall mean that certain Rights Agreement, dated as of November 23, 1999, by and among the Company and the shareholders party thereto, as the same may be amended from time to time.

       "Regulated Holder" shall have the meaning provided in Section 8.

       "Regulation Y" shall have the meaning provided in Section 8.

       "Reorganization" shall have the meaning provided in Section 9(g).

       "Requisite Holders" shall mean Holders holding Warrants and/or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

       "Section 14(e) Transaction" shall have the meaning provided in Section 14(e).

       "Series A Preferred Stock" shall have the meaning provided in Section 13(b).

       "Subsidiary" shall have the meaning provided in the Credit Agreement.

       "Ubiquitel" shall have the meaning provided in the first recital of this Agreement.

       "Valuation Procedure" shall mean, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within twenty (20) days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five (5) days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company.

       "Warrant Certificates" shall have the meaning provided in Section 2.

       "Warrant Documents" shall mean this Agreement, the Warrant Certificates, the Certificate, the Co-Sale Agreement and the Registration Rights Agreement.

       "Warrant Number" shall have the meaning provided in Section 9.

       "Warrant Shares" shall mean (a) the shares of non-voting Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b).

       "Warrants" shall have the meaning provided in the recitals of this Agreement.

                                     SECTION 2.
                                WARRANT CERTIFICATES

       The Company hereby agrees to issue to the Purchaser and hereby agrees to accept from the Company, for good and valuable consideration received, subject to the conditions and restrictions contained in this Agreement and in reliance on the representations and warranties of the Company contained herein (including those representations and warranties of the Company contained herein by reference), 574,402 Warrants to initially purchase 574,402 shares of non-voting Common Stock. The Company represents and warrants to the Purchaser that the total number of Warrants issuable to the Purchaser pursuant hereto shall equal, when exercised, a number of shares of non-voting Common Stock of the Company equal to two and one quarter percent (2.25%) of the total equity of the Company on the date hereof (including, after giving effect to the issuance of the Warrants hereunder, the issuance of common stock purchase warrants to BET and the issuance of additional shares of Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement, on the date hereof) computed on a Fully Diluted Basis. The Company shall issue and deliver a certificate or certificates to the Purchaser evidencing the Warrants in the form of EXHIBIT A attached hereto ("Warrant Certificates") concurrently with the Purchaser's execution of this Agreement. Warrant Certificates shall be dated the date of issuance by the Company.

                                     SECTION 3.
                         EXECUTION OF WARRANT CERTIFICATES;
                     MUTILATED OR MISSING WARRANT CERTIFICATES

       Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President of the Company. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary of the Company.

       In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to the Company.

                                     SECTION 4.
                     REGISTRATION/RESERVATION OF WARRANT SHARES

       The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchaser shall designate.

       The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants and the subsequent conversion of such Warrant Shares, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding options, warrants (including the Warrants) or other securities, directly or indirectly, convertible into or exchangeable for Common Stock.

       The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants or upon conversion of Warrant Shares will, upon payment of the Exercise Price therefor (in the case of an exercise of Warrants) and issuance thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement) and free from all taxes, liens, charges and security interests with respect to the issue thereof.

       If and so long as the outstanding Common Stock may be listed on any securities exchange in the United States, the Company shall use its best efforts to cause all reserved Warrant Shares to be listed on each such exchange upon official notice of issuance upon such exercise.

                                     SECTION 5.
                           WARRANTS; EXERCISE OF WARRANTS

       Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time until 5:00 p.m., New York time, on December 28, 2009 (the "Expiration Date") to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; PROVIDED that the occurrence of the Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

       The price at which each Warrant shall be exercisable (as such price may be adjusted from time to time, in accordance with the terms hereof, the "Exercise Price") shall initially be $.01 per share. The Common Stock shall have a par value of no greater than $.001 per share.

       A Warrant may be exercised upon surrender to the Company at its address set forth on the signature pages hereto of the Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made, at the option of the applicable Holder, (i) by cash, certified or bank cashier's check or wire transfer, (ii) by surrendering to the Company the number of Warrants which, when exercised, would entitle the Holder thereof to that number of Warrant Shares which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price, (iii) by surrendering to the Company the number of shares of Common Stock which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price or (iv) any combination of the foregoing.

       Subject to the provisions of Section 6, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Company, cash for fractional Warrant Shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

       Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of Section 2.

       All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.

                                     SECTION 6.
                                  PAYMENT OF TAXES

       The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

                                     SECTION 7.
                                FRACTIONAL INTERESTS

       The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, at its sole option, pay an amount in cash equal to the Market Price of the Warrant Share so issuable multiplied by such fraction.

                                     SECTION 8.
                           LIMITATIONS ON CERTAIN HOLDERS

       Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no Holder which is subject to the provisions of Regulation Y promulgated by the Board of Governors of the Federal Reserve, or any successor regulation thereto ("Regulation Y"), or which is affiliated with any entity subject to the provisions of Regulation Y (if such Affiliate holds securities of the Company (any such Holder being referred to herein as a "Regulated Holder")) and no transferee of such Regulated Holder, may exercise the Warrants for a number of Warrant Shares which would permit such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Warrant Shares greater than that permitted by Applicable Law including, without limitation, Regulation Y.

                                     SECTION 9.
                  ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE
                                 AND EXERCISE PRICE

       The number of shares of non-voting Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of any event enumerated in, or as otherwise provided in this Section 9.

       (a)    ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.  If the Company:

              (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or declares a stock dividend payable in shares of Common Stock;

              (ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

              (iii) issues by reclassification of its Common Stock any shares of its capital stock;

then the Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the effective date thereof. Such adjustment shall be made successively whenever any event listed above shall occur.

       (b)    ADDITIONAL ISSUANCE.   If the Company at any time shall issue any
Additional Shares at a price less than the Market Price or any other Equity Securities which are exercisable or convertible for, exchangeable into or otherwise providing the right to acquire Additional Shares at an exercise or conversion, exchange or other effective price less than the Market Price, the Warrant Number after such issuance shall be determined by multiplying the Warrant Number by a fraction, (i) the denominator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such issuance plus the number of shares that the aggregate consideration to be received by the Company for the total number of such Additional Shares issued or to be issued in connection with the conversion or exercise of other Equity Securities (including the issue price of any such other Equity Securities) would purchase at the Market Price and (ii) the numerator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately after such issuance. Shares of Common Stock owned by or held for the account of the Company or any Subsidiary of the Company on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur. If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or other Equity Securities subject to this subsection
(b), the consideration allocated to each such security shall be determined in good faith by the Board of Directors of the Company.

       (c) DISTRIBUTION OF EVIDENCES OF INDEBTEDNESS OR ASSETS. If the Company at any time shall fix a record date for the making of a distribution to any holder of its Common Stock or other class of common stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of Company capital stock for which the Warrant Number shall have been adjusted pursuant to subsection (a) of this Section 9 or dividends or distributions which have been paid to the Holder pursuant to Section 10) the Warrant Number after such record date shall be determined by multiplying the Warrant Number immediately prior to such record date by a fraction, of which the denominator shall be the Market Price per share of Common Stock on such record date, less the fair market value (as determined in accordance with the Valuation Procedure and described in a statement mailed by certified mail to each Holder) of the portion of the assets or evidences of indebtedness to be distributed to a holder of one share of Common Stock, and the numerator shall be such Market Price. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed, and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

       (d) CONSIDERATION RECEIVED. For purposes of any computation respecting consideration received pursuant to subsections (b) and (c) of this
Section 9, the following shall apply:

              (i) in the case of an issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

              (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in accordance with the Valuation Procedure; and

              (iii) in the case of the issuance of other Equity Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

       (e) WHEN DE MINIMIS ADJUSTMENT DEFERRED. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least one-tenth of one percent in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 9 shall be made to the nearest 1/10th of a share.

       (f) NOTICE OF ADJUSTMENT. Whenever the Warrant Number is adjusted, the Company shall provide the notices required by subsection 14(a) hereof. Whenever the Warrant Number is required to be adjusted, as herein provided, the Company shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments and a certificate of a firm of nationally recognized independent public accountants selected by the board of directors of the Company (who may be the regular accountants employed by the Company) setting forth the Warrant Number after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

       (g) REORGANIZATIONS. In case of any capital reorganization, other than in the cases referred to in subsections 9(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety other than in the cases referred to in Subsections 9(a), (b) or (c) hereof (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Securities theretofore deliverable) the number of shares of stock or other securities or property to which a holder, of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant, would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. The Company shall not effect or permit any such Reorganization unless (i) the successor entity resulting from such Reorganization or the Person purchasing such assets is a corporation duly organized and validly existing under the laws of a state of the United States and (ii) prior to or simultaneously with the consummation of such Reorganization the successor entity (if other than the Company) resulting from such Reorganization or the Person purchasing such assets shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s) in form and substance satisfactory to the Requisite Holders, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

       (h) FORM OF WARRANTS. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

       (i) ADJUSTMENTS IN OTHER SECURITIES. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any Equity Securities outstanding on the Closing Date, then a corresponding adjustment shall be made hereunder to adjust the number of shares of Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to subsection 9(a), (b) or (c) with respect to such event or for such other reason.

       (j) OTHER DILUTIVE EVENTS. If any corporate action shall occur as to which the provisions of this Section 9 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this Section 9 (which are to place the Holder in a position as nearly equal as possible to the position the Holder would have occupied had the Holder purchased shares of Common Stock on the date hereof) then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the purchase rights represented by Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to Holders and will make the adjustments described therein.

       (k) EXERCISE PRICE ADJUSTMENT. Whenever the Warrant Number is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Number immediately prior to such adjustment, and the denominator of which shall be the Warrant Number immediately thereafter.

       (l) DISSOLUTION, LIQUIDATION OR WINDING UP. Notwithstanding any other provision of this Agreement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder shall be entitled to share, with respect to the Warrant Shares issuable upon exercise of the Holder's Warrants, equally and ratably in any cash or non-cash distributions payable to holders of Common Stock, less the aggregate Exercise Price payable upon the exercise of such Warrants. The Company shall give notice to each Holder at the earliest practicable time (and, in any event, not less than twenty (20) days before the date of such dissolution, liquidation or winding-up, as the case may be) and each Holder of outstanding Warrants shall be entitled to share equally and ratably in any cash or noncash distributions payable to holders of Common Stock. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall hold in escrow any funds or other property which a Holder is entitled to receive in respect of such Holder's Warrant Shares at the time of any distribution. No such Holder will be entitled to receive payment of any such distribution until such Holder has surrendered the Warrant Certificates evidencing such Warrant to the Company. From and after such voluntary or involuntary dissolution, liquidation or winding up with respect to the Company, all rights of the Holders, except the right to receive such distribution, without interest, upon the surrender of the Warrant Certificates, shall cease and terminate and such Warrants shall not thereafter be transferred (except with the consent of the

Company) and such Warrants shall not be deemed to be outstanding for any other purpose whatsoever. For the purposes of this Agreement, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, with respect to the Company.

       (m) MISCELLANEOUS. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holders shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of Sections 5, 6, 7 and 8 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

       (n) REGULATED HOLDERS. If, in the written opinion of counsel to any Regulated Holder (which may be its internal counsel), the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Section 9 or the receipt of any dividend or distribution pursuant to Section 10 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then the Company will use its best efforts (including using its best efforts to cause its Organizational Documents to be amended) to create an Equivalent Nonvoting Security with respect to Warrant Shares (or any such security included therein) or any security received by such Regulated Holder in connection with such dividend or distribution which would not cause the Holder to violate any provision of Applicable Law, and such Regulated Holder shall be entitled to receive upon such exercise or exchange or dividend or distribution, in lieu of such number (as it shall specify) of shares or other units of Warrant Shares (or any such security included therein) or other securities otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security.

                                    SECTION 10.

                 PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS

       If the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) on its capital stock, then the Company shall simultaneously pay to each Holder of Warrants, other than to any Holder of Warrants delivering a written legal opinion to the Company in accordance with Section 9(n) hereof within ten (10) Business Days of the notice delivered to such Holder pursuant to Section 13 hereof, an amount equal to the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of shares of Common Stock entitled to such dividend or distribution are to be determined; PROVIDED HOWEVER, that in the event the receipt by any Holder of any such asset distribution would result in a violation of Applicable Law applicable to such Holder, such Holder shall be entitled to receive an amount of cash in lieu of such asset distribution equal to the value (determined in accordance with the Valuation Procedure) of the asset distribution which would other wise would be received by such Holder.

                                    SECTION 11.

                                HOLDERS' PUT RIGHTS

       (a) GRANTING OF PUT, PUT OPTION PURCHASE PRICE. Subject to the limitations set forth in subsection (e) hereof, at any time or from time to time after the Put Effective Date but on or before the later of (x) the Expiration Date and (y) the date thirty (30) Business Days after the date on which there are no limitations on the Company's obligation to purchase shares of Common Stock pursuant to this subsection (a) of the type described in subsection (e), any Holder of Warrants and/or Warrant Shares, upon written notice to the Company (a "Put Notice"), shall be entitled to sell, and the Company shall be obligated to purchase from such Holder, all or any portion of the Warrants and/or Warrant Shares held by such Holder at the Put Option Purchase Price.

       (b) PUT NOTICE. Each Put Notice delivered pursuant to subsection (a) shall specify:

       (i) the name of the Holder of Warrants and/or Warrant Shares delivering such Put Notice:

       (ii)   that such Holder is exercising its option, pursuant to this
Section 11, to sell the Warrants and/or Warrant Shares held by such Holder; and

       (iii) the number of, and a description of, the Warrants and/or Warrant Shares being tendered, including a statement, to the extent relevant, of:

              (A) the number of Warrants and/or Warrant Shares sought to be sold by such Holder that were issued upon the exercise of any Warrant; and

              (B) the total number of Warrants and/or Warrant Shares sought to be sold by such Holder that have not been exercised or canceled.

       (c)  COMPANY NOTICES.

       (i) The Company shall, within twenty (20) days of receipt of such Put Notice, deliver to the Holder or Holders exercising its or their put option pursuant to this Section 11, a notice (i) specifying the Put Repurchase Date and
(ii) stating the type and number of the Warrants and/or Warrant Shares held by each such other Holder.

       (ii) The Company, not less than ten (10) days prior to the Put Repurchase Date, shall deliver to the Holder or Holders exercising its or their put option pursuant to this Section 11, a notice containing a detailed calculation of the Put Option Purchase Price with respect to the Warrants and/or Warrant Shares which are to be so repurchased from such Holder.

       (d) OBLIGATION TO PURCHASE WARRANT SHARES. The Company shall be obligated, subject to subsection (e) hereof, to purchase all of such Holder's or Holders' Warrants and/or Warrant Shares which are the subject of such Put Notice, and shall pay the Put Option Purchase Price with respect to the exercise of the put option which is the subject of each such Put Notice payable to such Holder or Holders in immediately available funds, on the Put Repurchase Date with respect to such Put Notice, against delivery by such Holder or Holders of any and all certificates or other instruments evidencing the Warrants and/or Warrant Shares which are the subject of such Put Notice, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.

       (e) LIMITATIONS ON RIGHT OF REPURCHASE. Notwithstanding anything contained in this Section 11 to the contrary, the Company shall not be obligated to purchase Warrant and/or Warrant Shares which are the subject of a Put Notice or be obligated to pay the Put Option Purchase Price in respect of a Put Notice, if, at any time:

       (i) payment of the Put Option Purchase Price at such time would result in a breach of, or default or event of default in respect of, the Credit Agreement; or

       (ii) payment of the Put Option Purchase Price is, at such time, prohibited by Applicable Law;

PROVIDED, HOWEVER, with respect to (i) and (ii) above, if such breach, event of default, default or violation would not result from the purchase of any number of Warrants and/or Warrant Shares which is less than the total number of shares the Company is obligated to purchase on the Put Repurchase Date, the Company shall purchase on the Put Repurchase Date the maximum number of shares it may so purchase, allocated among the Holders which have elected to have their Warrants and/or Warrant Shares so repurchased ratably according to the number of Warrants and/or Warrant Shares so tendered; PROVIDED, FURTHER, HOWEVER, with respect to
(i) and (ii) above, the Company shall use its best efforts to cure such default or violation in a timely matter (including, but not limited to, increasing its legally available funds under Applicable Law to amount sufficient to enable it to purchase all Warrants and/or Warrant Shares put to it pursuant to a Put Notice and/or effecting a Financing) and remove any associated restrictions or limitations which are applicable to the rights of the Holders contained in this
Section 11.

                                    SECTION 12.

                               COMPANY RIGHT OF CALL

       (a)    GRANTING CALL; PRICE.       At any time after the Call Effective
Date but on or before the Expiration Date, the Company may give written notice to all (but not less than all) Holders of Warrants and/or Warrant Shares (a "Call Notice") of its intention to repurchase all, but not less than all, of the Warrants and/or Warrant Shares then held by such Holders, at the Call Option Purchase Price.

       (b)    CALL NOTICE.  The Call Notice shall:

              (i) state the number of Warrants and/or Warrant Shares that the Company intends to purchase, pursuant to this Section 12, from the
       Holders:

              (ii) specify the date on which the Company will repurchase the Warrants and/or Warrant Shares of the Holders, which date shall be not more than sixty (60) days from the date of delivery of the Call Notice (the "Call Repurchase Date"); and

              (iii) contain a reasonably detailed calculation of the Call Option Purchase Price and the Market Price with respect to the Warrants and/or Warrant Shares.

       (c) OBLIGATION TO CALL. The Call Notice having been so given to each Holder, the Company shall be obligated to purchase the number of Warrants and/or Warrant Shares specified in the Call Notice with respect to each Holder, and shall pay the Call Option Purchase Price, payable to each Holder in immediately available funds, on the Call Repurchase Date, and each Holder shall be obligated to deliver to the Company in exchange therefore, any and all certificates or other instruments evidencing its respective repurchased Warrants and/or Warrant Shares, together with appropriate instruments of transfer or assignment duly endorsed in blank.

       (d)    LOOK BACK.    (i)  If the Company purchases Warrants and/or
Warrant Shares pursuant to this Section 12 and subsequently, at any time up to twelve (12) months after the closing of such purchase, there occurs an event (a "Look Back Event") involving any of the following:

              (A) a sale of assets or stock, reorganization, recapitalization, merger, consolidation, redemption, repurchase or other transaction, the result of which is that following such sale, reorganization, recapitalization, merger, consolidation, redemption, repurchase or other transaction, there shall be a Change of Control, whether in one or a series of transactions; or

              (B) a sale, lease or other disposition of all or substantially all of the Company's assets (determined on a consolidated basis), a sale, lease or other disposition of all or substantially all or Ubiquitel's assets, or a sale, lease or other disposition of the Company's assets (determined on a consolidated basis) that represented at least fifty percent (50%) of the gross revenues of the Company (determined on a consolidated basis) for the most recently ended twelve (12) month period;

and the consideration involved in such sale, lease or other disposition, reorganization, recapitalization, merger, consolidation, redemption, repurchase or other transaction reflects a Warrant Share value which is greater, on a per Warrant Share basis, than the Market Price of a Warrant Share used to determine the Call Option Purchase Price, then the Company shall remit to the Holders from whom such Warrants and Warrant Shares (the "Look Back Holders") were repurchased an amount equal to the product of:

       (x)    the difference of

              (I) the actual fair market value of the consideration on a per Warrant Share basis involved in such subsequent sale, lease or other disposition, reorganization, recapitalization, merger, consolidation, redemption, repurchase or other transaction; less

              (II) the Market Price of a Warrant Share used to determine the Call Option Purchase Price multiplied by

       (y) in the case of repurchased Warrant Shares, the number of Warrant Shares purchased by the Company pursuant to this Section 12; and

       (z) in the case of repurchased Warrants, the Warrant Number in effect as of the date of delivery of the Call Notice, as adjusted pursuant to clause (ii) below, multiplied by the number of the repurchased Warrants (such sum, after giving effect to the above equation in total, the "Look Back Amount");

       (ii) In the event that, at any time during the period beginning on the Call Repurchase Date and ending on the date on which a Look Back Event occurs, the Company entered into any transaction or took any other action that would have triggered the anti-dilution provisions contained in Section 9 hereof, then, for purposes of computing the Look Back Amount pursuant to Section 12(d)(i) above (as it relates to the repurchased Warrants), the Warrant Number used to determine such Look Back Amount shall be adjusted to the Warrant Number that would have been in effect immediately prior to the date of such Look Back Event (after giving effect to any adjustment made pursuant to Section 9) as if the Warrants were never repurchased by the Company pursuant to this Section 12.

       (iii) The Look Back Amount computed under Section 12(d)(i) shall also be increased by all dividends and distributions paid by the Company during the period beginning on the Call Repurchase Date and ending on the date on which a Look Back Event occurs that the Look Back Holders would have been entitled to receive pursuant to Section 10 hereof if the Company had not exercised its call rights under this Section 12.

       (iv) The Company shall provide each Look Back Holder with its calculation of the Look Back Amount, certified by its Chief Financial Officer, within five (5) days after the occurrence of the Look Back Event. The Company shall pay to each Look Back Holder by wire transfer of immediately available funds its PRO RATA portion the Look Back Amount calculated in accordance with this Section 12(d) based on the number of Warrants and/or Warrant Shares repurchased by the Company within five (5) days after it delivers its calculation of the Look Back Amount to each Look Back Holder pursuant to the preceding sentence.

       (v) If all or any portion of the consideration involved in any sale, lease, or other disposition, reorganization, recapitalization, merger, consolidation, redemption, repurchase or other transaction described in Section 12(d)(i) hereof is non-cash consideration, a determination of the fair market value of such consideration shall be made in good faith by the Board.

                                    SECTION 13.
                           REPRESENTATIONS AND WARRANTIES

              The Company hereby represents and warrants to the Holders the following:

       (a) the representations and warranties contained in the Credit Agreement (including, without limitation, those representations and warranties incorporated by reference therein as though specifically set forth in therein) are incorporated by reference herein and are true and correct as of the date hereof; and

       (b) the capitalization of the Company, as of the date hereof and immediately prior to the execution and delivery of this Agreement, the Credit Agreement and the transactions contemplated hereby and thereby, is as follows: (i) 150,000,000 authorized shares of voting Common Stock, of which 3,417,000 are issued and outstanding, (ii) 16,000,000 authorized shares of non-voting Common Stock, of which 16,000,000 are issued and outstanding and
(iii) 17,008,500 shares of Series A Preferred Stock, par value $.001 per share, of the Company (the "Series A Preferred Stock"), of which 1,000,000 are issued and outstanding. After giving effect to the transactions contemplated by the Warrant Documents, the issuance of common stock purchase warrants to BET and the issuance of additional shares of Series A Preferred Stock pursuant to the Preferred Stock Purchase Agreement, on the date hereof,
(y) all outstanding shares of capital stock of the Company are held by the parties and in the amounts set forth on SCHEDULE I hereto and (z) assuming full conversion, exchange or exercise of all Convertible Securities (as defined below), all outstanding shares of Common Stock are held by the parties and in the amounts set forth on SCHEDULE I hereto. Except as set forth on SCHEDULE II hereto, there are no existing options, warrants (other than the Warrants issued pursuant hereto), calls, subscriptions, puts, registration rights, conversion rights, rights of exchange, preemptive rights, rights of first refusal, rights of first offer, plans or other agreements, commitments, or claims of any character obligating the Company to issue, transfer, sell, redeem or otherwise acquire any shares of its (or any of its subsidiary's) capital stock or any other securities convertible into or evidencing the right to subscribe for any such shares (all of the foregoing, "Convertible Securities"). Since the date of issuance thereof, except as set forth on SCHEDULE II hereto, there has been no adjustment in the number of shares of capital stock of the Company into which any Convertible Security is exercisable, exchangeable or convertible pursuant to the terms of such security, the Certificate or otherwise.

                                    SECTION 14.
                                     COVENANTS

       (a)    NOTICES OF CERTAIN ACTIONS.  In the event that the Company:

              (i) shall have authorized the issuance of rights or warrants to subscribe for or purchase capital stock of the Company since the last notice delivered pursuant to this Section 14(a)(i) or the date hereof, whichever is later, or of any other subscription rights or warrants to purchase capital stock to holders of any type of capital stock of the Company since the last notice delivered pursuant to this Section 14(a)(i) or the date hereof, whichever is later; or

              (ii) shall authorize a dividend or other distribution of evidences of its indebtedness, cash or other property or assets to holders of any type of capital stock of the Company; or

              (iii) proposes to become a party to any consolidation or merger for which approval of any stockholders of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of any type of capital stock of the Company; or

              (iv) commences a voluntary or involuntary dissolution, liquidation or winding up; or

              (v)    commences a Qualified Public Offering; or

              (vi)   fails to comply with the provisions of this Agreement; or

              (vii) proposes to take any other action which would require an adjustment pursuant to Section 9; or

              (viii) proposes any refinancing of the Credit Agreement;

              (ix) proposes to enter into any transaction that would be considered a Look Back Event; or

              (x) sends any notice or information to the holders of Common Stock of the Company or the Company becomes aware of any potential Change of Control;

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of capital stock to be entitled to receive any such rights, warrants or distribution are to be determined, (ii) the material terms of any such consolidation or merger and the expected effective date thereof, (iii) the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of capital stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up, (iv) the material terms of any such Qualified Public Offering (including a copy of any prospectus, registration statement or offering statement), the expected effective date thereof and the expected price range of the shares to be sold in such Qualified Public Offering, (v) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders, (vi) a notice as is required by
Section 9(g), (vii) a copy of such notice sent to the holders of Common Stock of the Company (viii) the material terms of any refinancing of the Credit Agreement (including delivery of the definitive credit documents to be executed in connection therewith together with any other information reasonably requested by any Holder of Warrants and/or Warrant Shares) and (ix) the material terms of such Look back Event, and the expected effective date thereof. Such notice shall be given not later than ten (10) Days prior to the effective date (or the applicable record date, if earlier) of such event. The failure to give the notice required by this subsection 14(a) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyace, transfer, dissolution, liquidation or winding up, or the vote upon any action.

       (b) FINANCIAL STATEMENTS AND REPORTS. At any time a Holder holds any Warrants and/or Warrant Shares, the Company shall furnish to each such Holder the information described in Section 8.01 of the Credit Agreement and such other information relating to the Company and its Subsidiaries and their operations and financial condition as any Holder shall reasonably request.

       (c) INFORMATION RIGHTS AND ACCESS RIGHTS. Each Holder shall have the right whether or not such Holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Company, to inspect the books and records of the Company and to visit the properties of the Company. Nothing contained in this Agreement shall be construed as conferring upon any Holder, prior to its exercise of any Warrant, the right to vote or to consent or to receive notice as stockholders in respect of meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as expressly provided hereunder or under Applicable Law.

       (d) TRANSACTIONS WITH AFFILIATES. Other than (i) transactions permitted pursuant to Section 9.07 of the Credit Agreement, as in effect on the date hereof, and (ii) the issuance of stock options for shares of Common Stock as described in clause (iii) of the definition of Additional Shares, the Company agrees with each of the Holders that, until the performance of all of its obligations hereunder, the Company will not, and will not permit any of its subsidiaries to, enter into transactions with any Affiliate of the Company other than transactions on terms and conditions substantially as favorable to the Company as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate; PROVIDED, that in no event shall the Company or any subsidiary of the Company engage in a merger, business combination or sale of a material amount of its assets to an Affiliate nor will the Company issue any capital stock to an Affiliate for a price which is below its fair market value.

       (e)    REGULATED HOLDERS.

              (i) Notwithstanding any other provision of this Agreement to the contrary, except as provided in this subsection 14(e), without the prior written consent of any Regulated Holder, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire, convert or take any action (including any amendment to the Certificate) with respect to the voting rights of, or undertake any other action or transaction (including any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the ownership of the capital stock of the Company by such Regulated Holder, or the ownership of voting securities of the Company (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "Section 14(e) Transaction". If the Company proposes to undertake any action or transaction which could constitute a Section 14(e) Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel) delivered within 10 days following receipt of such notice, such action or transaction constitutes a Section 14(e) Transaction with respect to such Regulated Holder, then the Company shall delay undertaking such Section 14(e) Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Section 14(e) Transaction. If the Company and such Regulated Holder are unable to agree, within 20 days of the delivery of such written opinion, upon a manner in which to so restructure such Section 14(e) Transaction, and such Section 14(e) Transaction is a bona fide action or transaction proposed by the Company in good faith, then the Company shall be permitted to undertake such
Section 14(e) Transaction if prior to or concurrently with doing so, at the election of such Regulated Holder, the number (specified by such Regulated Holder) of Warrant Shares sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such
Section 14(e) Transaction from causing the ownership of the capital stock or voting securities of such Regulated Holder to exceed the quantity of such capital stock as such Regulated Holder is permitted under Applicable Law to own, (i) are promptly purchased by the Company or the Company's designees, from such Regulated Holder at a purchase price equal to the Market Price per share of Common Stock, (ii) are exchanged for Equivalent Nonvoting Securities or (iii) if the Regulated Holder would have received voting securities in connection with such action or transaction, a number of shares or other units of voting securities to be received by such Regulated Holder are exchanged for the same number of shares or other units of Equivalent Nonvoting Securities.

              (ii) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares and (ii) at the request of such Regulated Holder, take all steps (including using its best efforts to cause its Articles of Incorporation to be amended) necessary to create an Equivalent Nonvoting Security with respect to the Warrant Shares then held by such Regulated Holder and permit such Regulated Holder to exchange Warrant Shares for the same number of shares or other units of such Equivalent Nonvoting Security; PROVIDED, that nothing in this subsection 14(e) shall require the Company to register or qualify such Warrants or Warrant Shares under any federal or state securities laws.

       (f) CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the 1933 Act or the 1934 Act, the Company will file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Warrant Shares pursuant to Rule 144 or Rule 144A adopted by the Commission under the 1933 Act. Upon request, the Company will deliver to any such Holder a written statement as to whether it has complied with such requirements.

       (g) PUBLIC DISCLOSURES. The Company will not disclose any Holder's name or identity as an investor in the Company in any press release or other public announcement, unless such disclosure is required by Applicable Law or governmental regulations or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

       (h) CERTAIN RESTRICTIONS. The Company will not without the consent of the Requisite Holders, take any action, corporate or otherwise, the effect of which would be to alter, impair or affect adversely either the rights of the Holders or the duties and obligations of the Company under the Warrant Documents.

       (i) SPECIFIC PERFORMANCE. Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.

                                    SECTION 15.
                               AMENDMENTS AND WAIVERS

       (a) CONSENT OF HOLDERS. No amendment, modification, termination or waiver of any provision of this Agreement and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; PROVIDED, HOWEVER, that without the consent of each Holder affected, no amendment, modification, termination or waiver may:

              (i)    make any change to the definition of "Requisite Holders";

              (ii) make any change to the transfer provisions of Section 16 that adversely affects the ability of a Holder to make any transfer described therein;

              (iii) make any change in the foregoing amendment and waiver provisions;

               (iv) make any change to Section 11 hereof and the definitions relating thereto (insofar as such definitions relate to Section 11); or

              (v) make any change to Section 12 hereof and the definitions relating thereto (insofar as such definitions relate to Section 12).

       After an amendment, modification, termination or waiver under this
Section 15 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment, modification, termination or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

       In connection with any amendment, modification, termination or waiver under this Section 15, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered to all Holders.

       (b) SOLICITATION OF HOLDERS. The Company will not effect any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof (but only to the extent the Company has been provided with addresses for the Holders) and shall be afforded the opportunity of considering the same and shall be supplied by the Company with information which is sufficient in the Company's reasonable discretion to enable such Holder to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this Section 15 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares (but only to the extent the Company has been provided with the addresses for the Holders).

       (c) REVOCATION AND EFFECT OF CONSENTS. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                                    SECTION 16.
                                     TRANSFERS

       (a) Each Holder, subject to the provisions of subsection 16(c) below shall be permitted to transfer any Warrant or Warrant Share (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Permitted Transferee.

       (b) In addition to the rights of transfer under Section 16(a), each Holder, subject to the provisions of subsection 16(c) below, shall be permitted to transfer any Warrant or Warrant Share (and the rights relating thereto under this Agreement and the other Warrant Documents) to any other Person; PROVIDED that:

              (i) such transfer is made pursuant to a registration statement under the 1933 Act (it being acknowledged that the Company shall not be obligated to assist in any manner in any such registration) or pursuant to an exemption from the registration requirements of the 1933 Act;

              (ii) if such transfer is being made pursuant to an exemption from such registration requirements and if requested by the Company, counsel for such Holder (which counsel may be internal counsel) furnishes to the Company an opinion to the effect that such transfer is being made pursuant such an exemption;

              (iii) the applicable transferee (or, in the case of an account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; and

       (iv) such transferee represents to the Company in writing that it is acquiring such Warrant or Warrant Share solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933 Act), without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrant or Warrant Shares pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

       (c) The Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a Common Stock register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.

                                    SECTION 17.
                                   MISCELLANEOUS

       (a) NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

              (i) if to the Purchaser or subsequent Holder, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

              (ii) if to the Company, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto.

       Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

       (b) FAILURE OR INDULGENCE NOT WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

       (c) SEVERABILITY. In case any provision in or obligation under this Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       (d) HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

       (e) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns and Permitted Transferees of the Purchaser (including each Holder and its successors and assigns and Permitted Transferees).

       (g) COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

       (h) SURVIVAL OF REPRESENTATION AND WARRANTIES, ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Shares and the transfer by the Purchaser of any Warrant Shares or any portion thereof on interest therein, and may be relied upon by the Purchaser regardless of any investigation made at any time by or on behalf of any Purchaser. This Agreement and the Warrant Certificates embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

       (i) ADDITIONAL AGREEMENT. The Company hereby covenants and agrees that it will as soon as possible, but in any event, within the earlier of thirty
(30) days of the date hereof and the date on which the Purchaser exercises any Warrant issued hereunder (w) cause the Co-Sale Agreement to be amended and restated such that the Purchaser shall be granted co-sale rights with respect to any sale of Founder Stock (as defined in the Co-Sale Agreement) by any Founder (as defined in the Co-Sale Agreement) and any sale of shares of Preferred Stock (as defined in the Co-Sale Agreement) by Westover Communications, Spectrasite Communications, and Brookwood Ubiquitel Investors, LLC and their respective officers, directors, employees, partners and affiliates, on terms and conditions satisfactory to the Purchaser, (x) cause the Registration Rights Agreement to be amended and restated in order to grant the Purchaser the right to cause the Company to file one long-form registration statement on its behalf after the initial public offering of the Company and to provide the Purchaser with unlimited piggy-back registration rights on all other registration statements filed by the Company, on terms and conditions satisfactory to the Purchaser, (y) shall amend its Certificate of Incorporation to increase the number of authorized shares of non-voting Common Stock in order to allow the Purchaser to exercise the Warrants, and (z) shall amend its Certificate of Incorporation to provide for the conversion of the non-voting Common Stock issuable upon the exercise of the Warrants into an equivalent number of shares of voting Common Stock on terms satisfactory to the Purchaser. The Company acknowledges that its compliance with each of the foregoing covenants is a material benefit to the Purchaser. The parties hereby acknowledge and agree that it would be difficult to determine the actual damages suffered by the Purchaser in the event the Company fails to comply with the covenants set forth in clause (w) or (x)above. Accordingly, in the event of any such breach, the Company shall promptly pay to the Purchaser, as its non-exclusive remedy, the sum of one million dollars ($1,000,000.00), which the parties agree is fair and reasonable compensation for any such breach. The Company also acknowledges and agrees that the payment of such fee shall be in addition to any other remedies available to the Purchaser pursuant to this Agreement or at law or in equity.

                         [Warrant Agreement Signature Page.]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

       NOTICE ADDRESS:                           UBIQUITEL HOLDINGS LLC

       3 Bala Plaza East
       Suite 502                                 By__________________________
       Bala Cynwyd, PA  17004                        Name:
       Fax  (610) 660-4920                           Title:
       Attention: Donald A. Harris

       with a copy to:


       NOTICE ADDRESS:                           PARIBAS NORTH AMERICA, INC.

       Paribas North America, Inc.
       787 Seventh Avenue                        By__________________________
       New York, New York  10019              Name:
       Fax:  (212) 841-2369                          Title:
       Attention:  Salo Aizenberg

       with a copy to:

       White & Case LLP
       1155 Avenue of the Americas
       New York, New York 10036
       Fax: (212) 354-8113
       Attention: John M. Reiss, Esq.











                                 [Warrant Agreement Signature Page.]